UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

September 27, 2016
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Wiley Receives Unfavorable Tax Judgement in Germany
German Federal Court decision concludes multi-year tax appeal

September 27, 2016 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and learning solutions, today announced that the German Federal Fiscal Court has issued an unfavorable final judgement in Wiley’s longstanding tax appeal.  The finance court denied the argument that Wiley was entitled to claim additional tax depreciation deductions over 15 years related to a fiscal year 2003 reorganization of several German subsidiaries.

With this decision, Wiley will forfeit the $62 million in cash it has already deposited to-date (representing tax benefits received for the fiscal years 2003 through 2015 plus related interest) and record a predominately non-cash income tax charge of approximately $49 million ($0.84 per share) in its second fiscal quarter.  The charge includes cash tax payments totaling approximately $5 million with respect to fiscal years 2016-18.   Beyond the second quarter charge, the decision will not impact Wiley’s future effective income tax rate.  No further appeals are available beyond these proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Mark Allin
Mark Allin
President and
Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Chief Financial Officer and
Executive Vice President, Technology and Operations

Dated: September 27, 2016